SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 28, 2010

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Organization and Compensation Committee (the “Committee”) of the Board of Directors of SurModics, Inc. (the “Company”) approved on June 28, 2010, changes in compensatory arrangements for certain of its executive officers. In particular, the Committee approved an increase of $10,000 per month in base salary compensation paid to Philip D. Ankeny, interim Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Company. Following the increase, Mr. Ankeny’s base salary will be $30,417 per month. Mr. Ankeny’s salary increase is retroactive to June 1, 2010 and shall continue until a permanent Chief Executive Officer is appointed by the Board of Directors. Mr. Ankeny’s salary was increased in recognition of the additional responsibilities assumed by him in connection with his role as the Company’s interim Chief Executive Officer.
     In addition, the Committee approved retention awards to certain executive officers of the Company, including certain named executive officers of the Company. Specifically, Mr. Ankeny and Charles W. Olson, Senior Vice President, Business Development and Marketing, each received grants of 5,980 shares of restricted stock of the Company pursuant to the SurModics, Inc. 2009 Equity Incentive Plan. Each award vests in its entirety on the second anniversary of the date of grant, and is substantially in the form filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed February 12, 2010, except that in the event that the recipient is terminated other than for “Cause”, or the recipient terminates his employment for “Good Reason”, the entire award will immediately vest. These terms are defined in the awards as follows:
“Cause” will mean (i) Executive’s commission of any act constituting a felony, or Executive’s conviction or guilty or no contest plea to any criminal misdemeanor or more serious act; (ii) any intentional or willful act of fraud or dishonesty by Executive related to or connected with Executive’s employment by the Company or otherwise likely to cause material harm to the Company or its reputation; (iii) the willful or continued failure, neglect, or refusal by Executive to perform Executive’s employment duties with the Company or to fulfill Executive’s fiduciary responsibilities to the Company, which failure, neglect, or refusal has not been cured by Executive within 15 days after written notice thereof to Executive from the Company; (iv) a material violation by Executive of the Company’s policies or codes of conduct; or (v) the willful and/or material breach of this Agreement by Executive.
“Good Reason” will mean that Executive has provided written notice to the Company within 90 days following the occurrence of any of the following events, which notice describes the event giving rise to the resignation, and the Company has not cured the event within 30 days after receiving such notice from Executive: (i) the assignment of Executive without Executive’s consent to a position with material responsibilities or duties of a lesser status or degree than the position of Vice President of the Company; or (ii) a material breach of this Agreement by the Company.

Item 9.01	Financial Statements and Exhibits.
None.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: July 2, 2010	/s/ Bryan K. Phillips
Bryan K. Phillips
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
None.